                                                                     EXHIBIT 5.1

                                      AMOS & JEFFRIES, L.L.P.
                                ATTORNEYS AND COUNSELLORS AT LAW
 TELEPHONE: (910) 273-5569           1230 RENAISSANCE PLAZA               FACSIMILE: (910) 273-2435
                                      230 NORTH ELM STREET
                                      POST OFFICE BOX 787
                                GREENSBORO, NORTH CAROLINA 27402




                                 May 16, 1995


Piedmont Natural Gas Company, Inc.
1915 Rexford Road
Charlotte, North Carolina 28211

         Re: Registration Statement on Form S-3 filed on May 16, 1995 with respect to $130,000,000 Aggregate Principal Amount of Debt Securities

Gentlemen:

         We have acted as counsel to Piedmont Natural Gas Company, Inc. (the "Corporation") in connection with the registration by the Corporation of $130,000,000 aggregate principal amount of additional unsecured notes, debentures and other evidences of indebtedness (the "Debt Securities") as set forth in the Registration Statement on Form S-3 (the "Registration Statement") which is being filed on the date hereof with the Securities and Exchange Commission ("SEC") by the Corporation pursuant to the Securities Act of 1933, as amended.

         The Debt Securities are to be issued in one or more series in amounts, at prices and on terms to be determined when an agreement to sell is made or at the time of sale, as the case may be, and are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the "Prospectus") and any amendments or supplements thereto.

         We are generally familiar with the corporate proceedings and actions undertaken by the Corporation in connection with the proposed offering of the Debt Securities, and we have examined such agreements and certificates of public officials and of officers of the Corporation and such instruments and documents as we have deemed necessary to form a basis for the opinion hereinafter expressed.

         Based on the foregoing, we are of the opinion that: when (1) the Registration Statement shall have been declared effective by order of the SEC,
(2) the terms of any series of the Debt Securities have been authorized by appropriate corporate action of the Corporation, and (3) the

Piedmont Natural Gas Company, Inc.
May 16, 1995
Page 2

Debt Securities have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, the Debt Securities will be validly authorized, legally issued and binding obligations of the Corporation, subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization, arrangement or similar laws, now or hereafter in effect, affecting the rights of creditors generally and general principles of equity and rules of law governing and limiting the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        We hereby consent to be named in the Registration Statement and in the Prospectus as the attorneys who passed upon the legality of the Debt Securities and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. By giving the foregoing consent, we do not admit that we are within the category of persons required to give consents pursuant to Section 7 of the Securities Act of 1933, as amended.


                                      Very truly yours,

                                      Amos & Jeffries, L.L.P.

                                      /s/ Jerry W. Amos
                                      -----------------
                                      Jerry W. Amos